EXHIBIT 23.1


                     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File number 333-104941) pertaining to Digital Power Corporation's 2002 Stock Option Plan and 1998 Stock Option Plan of our report dated February 28, 2005 with respect to the consolidated financial statements of Digital Power Corporation and its subsidiary included in its Annual Report on Form 10-KSB for the year ended December 31, 2004.





Tel-Aviv, Israel                                /s/ KOST FIRER GABBAY & KASIERER
March 24, 2005                                  KOST FORER GABBAY & KASIERER
                                                A Member of Ernst & Young Global